Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

REVELSTONE CAPITAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of common stock, $0.0001 par value per share	457(f)(2)	13,700,000	(1)	$14.29 per million	$456.57	$0.00011020	$0.005
Fees Previously Paid									$0.05
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts								$0.05
	Total Fees Previously Paid								$0.05
	Total Fee Offsets								$0.05
	Net Fee Due								$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

(1)	This number is based on the sum of (i) 5,703,000 plus up to an additional 1,497,000 shares that may be issued upon conversion of $14,497,000 in Debt, for a total of 7,200,000 shares, the maximum number of shares of Common Stock issuable as merger consideration for the Business Combination, and (ii) 6,500,000, the maximum number of shares of Common Stock issuable in respect of the earn-out mechanism and retention bonus shares as described herein.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Set Jet, Inc. a Nevada corporation, and no market exists for its securities, and Set Jet, Inc. has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Set Jet, Inc. securities expected to be exchanged in the Business Combination, including any Set Jet, Inc. securities issuable upon the exercise of options.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.